AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT DATED AS OF OCTOBER 4, 1995 BETWEEN TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. AND BANKBOSTON, N.A., AS RIGHTS AGENT



         AMENDMENT NO. 1 DATED AS OF JANUARY 28, 2000, TO THE RIGHTS AGREEMENT (THE "RIGHTS AGREEMENT") dated as of October 4, 1995 between Transportation Technologies Industries, Inc., a Delaware corporation (formerly known AS JOHNSTOWN AMERICA INDUSTRIES, INC., THE "COMPANY"), and BankBoston, N.A., a national banking association (FORMERLY BANCBOSTON STATE STREET INVESTOR SERVICES, L.P., THE "RIGHTS AGENT").

                                   WITNESSETH

         WHEREAS, the Company and the Rights Agent have previously entered into the Rights Agreement;

         WHEREAS, IT IS PROPOSED THAT THE COMPANY ENTER INTO AN AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") dated as of January 28, 2000 between the Company and Transportation Acquisition I Corp., a Delaware CORPORATION ("ACQUISITION");

         WHEREAS, the Merger Agreement provides that a business combination of the Company and Acquisition will BE EFFECTED IN TWO STEPS: (I) A JOINT CASH TENDER OFFER (THE "OFFER") by the Company and Acquisition for all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company, followed by (ii) a MERGER OF ACQUISITION WITH AND INTO THE COMPANY (THE "MERGER"); and

         WHEREAS, pursuant to Section 26 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in order to reflect the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing.

         NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Definitions Generally.
Capitalized terms not otherwise defined herein shall have the definitions assigned to them in the Rights Agreement.

Section 2.  Effectiveness.
This Amendment shall be deemed effective as of January 28, 2000. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall otherwise remain unaffected hereby.

Section 3.  Amendments.
(a)Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, none of Acquisition or the Participants (as such term is defined in the Merger Agreement), individually or collectively, shall be deemed to be an Acquiring Person solely as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the commencement of the Offer, (iii) the acceptance for payment of Common Shares in the Offer, (iv) the consummation of the Merger or (v) the consummation of the other transactions contemplated by the Merger Agreement."


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         (b)  Section  1(l)  of the  Rights  Agreement  is  amended  to add  the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the commencement of the Offer, (iii) the acceptance for payment of Common Shares in the Offer, (iv) the consummation of the Merger or (v) the consummation of any of the other transactions contemplated by the Merger Agreement."

         (c) Section 1(n) of the Rights Agreement is amended to add the following at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred solely as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the commencement of the Offer, (iii) the acceptance for payment of Common Shares in the Offer, (iv) the consummation of the Merger or (v) the consummation of any of the other transactions contemplated by the Merger Agreement."

         (d) Section 1 of the Rights Agreement is amended to add the following at the end thereof:

                  "ACQUISITION" means Transportation Acquisition I Corp., a Delaware corporation.

         "MERGER" means the "Merger" as defined in the Merger Agreement.

                  "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of January 28, 2000 between the Company and Acquisition, as amended from time to time.

                           "OFFER" means the "Offer" as defined in the Merger Agreement.

         (e) Section 2 of the Rights Agreement is amended by deleting the final sentence thereof and inserting in lieu thereof the following:

                           "The  Company  may  from  time to time  appoint  such
                  Co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omission of any such Co-Rights Agent."

         (f) Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the commencement of the Offer, (iii) the acceptance for payment of Common Shares in the Offer, (iv) the consummation of the Merger or (v) the consummation of any of the other transactions contemplated by the Merger Agreement."

         (g) Subsection 7(a) of the Rights Agreement is amended and restated to read as follows:

                  "(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business ON OCTOBER 4, 2005 (THE "FINAL EXPIRATION DATE"), (ii) the time at which the Rights are redeemed as PROVIDED IN SECTION 23 HEREOF (THE "REDEMPTION DATE") or (iii) the effective time of the Merger pursuant TO THE MERGER AGREEMENT (THE EARLIEST OF (I), (II) AND (III) BEING REFERRED TO AS THE "EXPIRATION Date")."

         (h) Section 13 of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding  anything in this  Agreement to the contrary,
         (i) the announcement, approval, execution or delivery of the Merger Agreement, (ii) the commencement of the Offer, (iii) the acceptance for payment of Common Shares in the Offer, (iv) the consummation of the Merger or (v) the consummation of the other transactions contemplated in the Merger Agreement shall not be deemed to be an event described in this Section 13 and shall not cause the rights to be adjusted or exercisable in accordance with this Section 13."

         (i) Section 18(a) of the Rights Agreement is amended by deleting the second sentence thereof in its entirety and inserting in lieu thereof the following:

                           "The  Company  also  agrees to  indemnify  the Rights
                  Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises."

         (j) Section  20(c) of the Rights  Agreement is amended by deleting such
       Section 20(c) in its entirety and inserting in lieu thereof the following:

                           "(c) The Rights Agent shall be liable  hereunder only
                  for  its  own  gross   negligence,   bad   faith  or   willful
                  misconduct."

         (k) Section 25 of the Rights Agreement is amended by deleting the name and address of the Rights Agent in its entirety and inserting in lieu thereof the following:


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                           "BankBoston, N.A
                           Equiserve Limited Partnership
                           150 Royall Street
                           Canton, MA   02021
                           Attn: Client Administration"

Section  4.  Severability.
If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.  Governing Law.
This Amendment shall be deemed to be a contract made under the laws of Delaware and for all purposes shall be governed by and construed in accordance with such laws applicable to contracts to be made and performed entirely within such jurisdiction.

Section 6.  Counterparts.
This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 7. Descriptive Headings.
The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


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ATTEST:                                     TRANSPORTATION TECHNOLOGIES
                                               INDUSTRIES, INC.



By: _________________________               By: __________________________
      Name:                                             Name:
      Title:                                            Title:

ATTEST:                                     BANKBOSTON, N.A.



By:_________________________                By:__________________________
     Name:                                              Name:
     Title:                                             Title: